Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-219619 of General Communication, Inc. of our report dated March 15, 2017, relating to the financial statements of FTD Companies, Inc. and subsidiaries appearing in the joint proxy statement/prospectus on Form S-4/A, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such joint proxy statement/prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 17, 2017